UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 18, 2010

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
(Address of principal executive offices and Zip Code)

 Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 18, 2010, Jeff Watson resigned as Chief Financial Officer of Worldwide Energy & Manufacturing USA, Inc. (the “Company”).  On February 18, 2010, Gerald DeCiccio resigned as a director of the Company.

On February 18, 2010, Gerald DeCiccio was appointed as Chief Financial Officer of the Company pursuant to a consulting agreement (the “Agreement”) dated February 18, 2010.  Pursuant to the terms of the Agreement, Mr. DeCiccio will serve as Chief Financial Officer of the Company in the capacity as an independent contractor for a period of one year, subject to renewal.  In consideration for his services, Mr. DeCiccio will receive an annual salary of $54,000 per year and $50,000 worth of the Company’s restricted common stock.

Mr. DeCiccio served as a director of the Company from June1, 2009 until his resignation on February 18, 2010.  Since June 2007, Mr. DeCiccio has been the Vice President and Corporate Controller of Ritz Interactive, Inc. Prior to that he was the Chief Financial Officer and a board member of GTC Telecom Corp. and its subsidiary, Perfexa Solutions, Inc. (Mr. DeCiccio took GTC public in 1999) and Chief Financial Officer for National Telephone & Communications, Inc.  In these roles, he managed the finance, accounting, SEC reporting, treasury, human resources, investor relations, and legal departments.  Mr. DeCiccio also held senior financial roles at Newport Corporation and Parker Hannifin Corporation and was a Supervising Senior Accountant for Ernst and Young. He has also been a member of the Board of Directors and Audit Committee for Interplay Entertainment, Inc. and GT Data Corp

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1	Consulting Agreement

99.1	Resignation of Jeff Watson

99.2	Resignation of Gerald DeCiccio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: February 22, 2010	By:	/s/ Jimmy Wang
Jimmy Wang
Chief Executive Officer

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